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                                                                   EXHIBIT 99(e)

                        KEYCORP STUDENT LOAN TRUST 2003-A

                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                     MBIA Insurance Corporation
4 New York Plaza, 6th Floor             113 King Street
New York, NY 10004                      Armonk, NY 10504
ATTN:  ABS Administration               ATTN: Data Administration
Phone:  (212) 623-5437                  Phone  (914) 765-3772
Fax:      (212) 623-593                 Fax:     (914) 765-3810

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
ATTN: President, KER
Phone: (216) 828-4293
Fax:     (216) 828-9301


Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 2003-A, as Issuer, and JPMorgan Chase Bank, successor in interest to Bank One, National Association as Indenture Trustee, dated August 1, 2003, the undersigned hereby certifies that (i) a review of the activities of the Issuer from the inception of the Trust, through December 31, 2003, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.

                                  KEYCORP STUDENT LOAN TRUST 2003-A,
                                  as Issuer
                                  By:   JPMorgan Chase Bank, as successor in
                                        interest to Bank One, National
                                        Association not in its individual
                                        capacity but solely as Eligible Lender
                                        Trustee


                                  By:     /S/ JEFFREY L. KINNEY
                                     ---------------------------------
Date: February 6,  2004           Name: Jeffrey L. Kinney
                                  Title: Attorney-in-Fact